Exhibit (a)(1)(ii)

Notice of Withdrawal of Tender

Regarding
Common Units
Of

THE CUSHING® MLP INFRASTRUCTURE FUND I

Tendered Pursuant to the Offer to Purchase
Dated July 15, 2015

The Offer and withdrawal rights will expire at, and this
letter of transmittal must be received by the Fund by,
5:00 p.m., Central time, on August 13, 2015,
unless the Offer is extended.

Complete this Withdrawal of Tender and return by mail to:

The Cushing® MLP Infrastructure Fund I
c/o US Bancorp Fund Services, LLC
Attn: Investor Services
MK-WI-J1S
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

For additional information contact the Fund at:

Phone: (877) 653-1415
Fax: (866) 507-6267
E-mail:  investorservices@usbank.com

Ladies and Gentlemen:

        The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Common Units of The Cushing® MLP Infrastructure Fund I (the “Fund”) for repurchase by the Fund that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________.  If this withdrawal notice is timely received in accordance with its accompanying instructions, the identified shares previously submitted for tender will not be repurchased by the Fund.

Such tender was in the amount of (specify one):

☐	All Common Units.

☐	Common Units having an aggregate NAV (calculated as of July 31, 2015) (the latest calculation of NAV prior to the expiration of the Offer) specified below.

$

☐
Common Units in excess of the Common Units having an aggregate NAV equal to the minimum investment amount of $50,000 as of July 31, 2015 (the latest calculation of NAV prior to the expiration of the Offer).

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Common Units previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Signatures:
For Individual Investors and Joint Tenants:	For Other Investors:

Must be signed by the holder(s) EXACTLY as the name(s) appear(s) on the front of the attached cover letter. For joint owners, each joint owner must sign.

Signature of Unitholder(s):	Print Name of Investor:

(Signature)

Print Name(s):	Authorized Signatory:

(Signature)

Signature of Joint Tenants (if necessary):	Print Name:

(Signature)	Print Title:

Print Name(s):

Authorized Signatory:

(Signature)

Print Name:

Print Title:

Date:

3